UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2017

TIGER OIL AND ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53241	20-5936198
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7230 Indian Creek Ln., Ste 201	89149
Las Vegas, NV (Address of Principal Executive Offices)	(Zip Code)

(702) 839-4029

(registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 ITEM 4.01. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On October 26, 2017, Board of Directors of the Registrant dismissed Pinaki & Associates, LLC, its independent registered public account firm.

On October 26, 2017, the PCAOB revoked the PCAOB registration of Pinaki & Associates. The PCAOB found that Pinaki & Associates violated PCAOB rules and Standards in connection with the fiscal year end 2014 audits of four issuer clients.

The Board of Directors of the Registrant and the Registrant's Audit Committee approved of the dismissal of Pinaki & Associates as its independent auditor. None of the reports of Pinaki & Associates on the Company's financial statements for either of the past two years or subsequent interim period contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.

During the registrant's two most recent fiscal years and the subsequent interim periods thereto, there were no disagreements with Pinaki & Associates whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Pinaki & Associates satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the registrant's financial statements.

We have authorized Pinaki & Associates and Sadler Gibbs (previous auditor who completed the last audit) to respond fully to the inquiries of any successor accountant.

The Company provided a copy of the foregoing disclosures to Pinaki & Associates and Sadler Gibbs prior to the date of the filing of this Report and requested that they furnish it with a letter addressed to the Securities & Exchange Commission stating whether or not they agree with the statements in this Report. A copy of such letter will be filed filed as Exhibit 16.1 to this Form 8-K upon its receipt.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

a. None

b. Exhibits

Number Exhibit

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None.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the under signed hereunto duly authorized.

TIGER OIL AND ENERGY, INC.

Dated: November 14, 2017

/s/ Kenneth B. Liebscher
Kenneth B. Liebscher, CEO

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